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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement (Form 10) of Discovery Zone, Inc. for the registration of its common stock, $.01 par value of our report dated April 2, 1997, with respect to the consolidated financial statements and schedule of Discovery Zone, Inc. for the year ended December 31, 1996 included in its Registration Statement on Form S-4, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

West Palm Beach, Florida
November 17, 1997